EXHIBIT 99.2


------------------------------------------------------------------------------
MORGAN STANLEY                                                 August 17, 2004
Securitized Products Group

                                 [LOGO OMITTED]
------------------------------------------------------------------------------


                                       Credit Score

                                No. of                    Total Dollar             Principal
Credit Score                  Receivables                  Amount ($)             Balance (%)
------------                  -----------                 ------------            -----------
600-624                              70                $  1,225,538.79                 .23%
625-649                             414                   6,364,832.05                1.18
650-674                           1,603                  27,303,179.00                5.08
675-699                           3,715                  65,623,205.49               12.22
700-724                           6,116                 119,060,913.04               22.16
725-749                           5,282                  99,882,959.23               18.59
750-774                           5,256                  96,755,307.40               18.01
775-799                           4,523                  79,643,838.00               14.83
800+                              2,382                  41,305,036.81                7.69
-------------------------------------------------------------------------------------------------
Total                            29,361                $537,164,809.81              100.00%
-------------------------------------------------------------------------------------------------
Column totals may not add to 100.00% due to rounding.





This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. This material is based on information that Morgan Stanley & Co. Incorporated ("Morgan Stanley") considers reliable. None of Morgan Stanley, any other underwriter or placement agent or the Depositor make any representation or warranty with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. The information contained herein may be based on certain assumptions regarding market conditions and other matters and is therefore subject to change. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied on for such purposes. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley, each other underwriter or placement agent and the Depositor disclaim any and all liability relating to this information, including without limitation any express or implied representations or warranties for, statements contained in, and omissions from the information contained here in. Additional information is available upon request. Morgan Stanley is an affiliate of the Depositor. Morgan Stanley and others associated with it may perform or seek to perform investment banking services for the servicer. Other underwriters or placement agents may be affiliated with the servicer. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. Morgan Stanley is acting as the lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. To our readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. We recommend that such investors obtain the advice of their Morgan Stanley, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned. NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY. Notwithstanding anything to the contrary contained in a definitive Private Placement Memorandum or any transaction document, all persons may disclose to any and all persons, without limitation of any kind, the federal income tax treatment and tax structure of the securities described herein, any fact relevant to understanding the federal tax treatment or tax structure of the securities described herein, and all materials of any kind (including opinions or other tax analyses) relating to such federal tax treatment or tax structure